First Internet Bancorp Reports Third Quarter 2024 Results

Fishers, Indiana, October 23, 2024 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

▪Net income of $7.0 million, an increase of 21.0% from the second quarter of 2024

▪Diluted earnings per share of $0.80, an increase of 19.4% from the second quarter of 2024

▪Net interest income of $21.8 million and fully-taxable equivalent net interest income1 of $22.9 million, increases of 2.1% and 1.8%, respectively, from the second quarter of 2024

▪Net interest margin of 1.62% and fully-taxable equivalent net interest margin1 of 1.70%, compared to 1.67% and 1.76%, respectively, for the second quarter of 2024

▪Noninterest income of $12.0 million, a 9.0% increase from the second quarter of 2024

▪Loan growth of $74.7 million, a 1.9% increase from the second quarter of 2024; Deposit growth of $523.8 million, a 12.3% increase from the second quarter of 2024; Loans to deposits ratio of 84.1%

▪Nonperforming loans to total loans of 0.56%; net charge-offs to average loans of 0.15%; allowance for credit losses to total loans of 1.13%

▪Tangible common equity to tangible assets ratio1 of 6.54%, and 7.49% ex-AOCI and adjusted for normalized cash balances1; CET1 ratio of 9.37%

▪Tangible book value per share1 of $43.89, a 3.6% increase from the second quarter of 2024, and a 10.9% increase from the third quarter of 2023

“Our third quarter results demonstrated strong performance virtually across the board,” said David Becker, Chairman and Chief Executive Officer. “Growth in net interest income, driven by higher earning asset yields and stable funding costs, along with record gain-on-sale revenue from the continued expansion of our national SBA platform, propelled an increase in operating revenues for the fifth consecutive quarter, resulting in significant positive operating leverage.
1 This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."

“Additionally, robust deposit growth and the ongoing strategic shift in loan mix have increased balance sheet flexibility, enhanced our interest rate risk profile, and improved our liquidity position to its strongest level in recent history, as indicated by our loans-to-deposits ratio.

“Looking ahead, we are well-positioned to deliver increased earnings and profitability by continuing to execute our core strategies of revenue diversification and balance sheet optimization. Our balance sheet and capital position are solid, and measures of asset quality remain sound. I want to thank our employees for their dedication and hard work in driving increased value for our stakeholders.”

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2024 was $21.8 million, compared to $21.3 million for the second quarter of 2024, and $17.4 million for the third quarter of 2023. On a fully-taxable equivalent basis, net interest income for the third quarter of 2024 was $22.9 million, compared to $22.5 million for the second quarter of 2024, and $18.6 million for the third quarter of 2023.

Total interest income for the third quarter of 2024 was $75.0 million, an increase of 5.7% compared to the second quarter of 2024, and an increase of 19.0% compared to the third quarter of 2023. On a fully- taxable equivalent basis, total interest income for the third quarter of 2024 was $76.1 million, an increase of 5.5% compared to the second quarter of 2024, and an increase of 18.4% compared to the third quarter of 2023. The yield on average interest-earning assets for the third quarter of 2024 increased to 5.58% from 5.54% for the second quarter of 2024, due to a 7 basis point (“bp”) increase in the yield earned on loans, partially offset by a 7 bp decrease in the yield earned on other earning assets and a 1 bp decrease in the yield earned on securities. Compared to the linked quarter, average loan balances, including loans held-for-sale, increased $92.6 million, or 2.4%, while the average balance of securities increased $47.9 million, or 6.4%, and the average balance of other earning assets increased $57.3 million, or 12.2%.

Interest income earned on commercial loans was higher due primarily to increased average balances within the investor commercial real estate, construction and small business lending portfolios. This was partially offset by lower average balances in the commercial and industrial and public finance portfolios, both of which were impacted by early payoffs which resulted in lower interest income compared to the prior quarter. The continued shift in the loan mix reflects the Company’s focus on higher-yielding variable rate products, in part, to help improve the interest rate risk profile of the balance sheet.

In the consumer loan portfolio, interest income was up due to the combination of higher average balances and continued strong new origination yields in the trailers, RV and other consumer loan portfolios.

The yield on funded portfolio loan originations was 8.85% in the third quarter of 2024, a decrease of 3 bps compared to the second quarter of 2024, and a decrease of 7 bps compared to the third quarter of 2023.

Interest income earned on securities during the third quarter of 2024 increased $0.5 million, or 7.4%, compared to the second quarter of 2024, driven primarily by new purchases and relatively stable yields on the portfolio. Interest income earned on other earning asset balances increased $0.8 million, or 12.2%, in the third quarter of 2024 compared to the linked quarter, due primarily to higher average cash balances.

Total interest expense for the third quarter of 2024 was $53.2 million, an increase of $3.6 million, or 7.2%, compared to the linked quarter as short-term rates remained stable throughout most of the quarter while average interest-bearing deposits balances increased $211.1 million, or 5.1%. Interest expense related to interest-bearing deposits increased $2.9 million, or 6.6%, driven primarily by higher balances of certificates of deposits (“CDs”), interest-bearing demand deposits, fintech – brokered deposits and brokered deposits. The cost of interest-bearing deposits was relatively stable during the quarter at 4.30%, compared to 4.29% for the second quarter of 2024.

Average CD balances increased $137.7 million, or 7.7%, compared to the linked quarter, driven by strong consumer demand, while the cost of funds decreased 3 bps. CD pricing reached its inflection point during the third quarter of 2024 as the weighted average cost of new CDs was 4.77%, or 28 bps lower than the cost of maturing CDs. As interest rates across the yield curve began falling ahead of the expected cut in the Fed Funds rate in September, the Company lowered CD rates significantly during the second half of the quarter. As a result, the weighted average cost of CD production during the month of September was 4.48%, or almost 30 bps lower than the average cost of new CDs for the quarter, and is 53 bps lower than the rates on CDs maturing in the fourth quarter of 2024.

The average balance of interest-bearing demand deposits increased $37.3 million, or 7.9%, due to growth in fintech partnership deposits, and the cost of funds increased 6 bps. The average balance of fintech – brokered deposits increased $33.3 million, or 27.9%, due to higher payments volumes, while the cost of funds remained flat. The average balance of brokered deposits increased $21.3 million, or 4.1%, compared to the linked quarter, and the cost of funds increased 19 bps.

Interest expense was also impacted by the cost of other borrowed funds. The average balance of FHLB advances declined during the third quarter of 2024; however, the cost of funds increased as lower-cost advances matured. Additionally, one of the Company’s subordinated debt issuances converted from fixed to floating rate early in the third quarter of 2024. As a result, the cost of other borrowed funds increased 56 bps.

Net interest margin (“NIM”) was 1.62% for the third quarter of 2024, down from 1.67% for the second quarter of 2024 and up from 1.39% for the third quarter of 2023. Fully-taxable equivalent NIM (“FTE NIM”) was 1.70% for the third quarter of 2024, down from 1.76% for the second quarter of 2024 and up from 1.49% for the third quarter of 2023. NIM and FTE NIM performance for the third quarter was affected by carrying higher cash balances, which are estimated to have had a negative impact of 6 bps. Furthermore, the early loan payoff activity discussed above also had a negative impact of 6 bps.

Noninterest Income
Noninterest income for the third quarter of 2024 was $12.0 million, compared to $11.0 million for the second quarter of 2024, and $7.4 million for the third quarter of 2023. Gain on sale of loans totaled $9.9 million in the third quarter of 2024, increasing $1.6 million, or 19.8%, compared to the linked quarter. Gain on sale revenue consisted almost entirely of sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans during the third quarter of 2024. Loan sale volume was up 22.1% while net premiums decreased 65 bps compared to the linked quarter. Other income decreased $0.7 million during the quarter due primarily to lower distributions from fund investments.

Net loan servicing revenue increased by $0.1 million due to the growth in the servicing portfolio, partially offset by the fair value adjustment to the loan servicing asset.

Noninterest Expense
Noninterest expense totaled $22.8 million for the third quarter of 2024, compared to $22.3 million for the second quarter of 2024, and $19.8 million for the third quarter of 2023, representing increases of 2.1% and 15.4%, respectively. Excluding non-recurring costs of almost $0.6 million recognized in the second quarter of 2024, noninterest expense increased $1.0 million, or 4.7%, in the third quarter of 2024 from the linked quarter. The increase was driven mainly by higher salaries and employee benefits due to higher small business lending incentive compensation as well as staff additions in small business lending and risk management.

Income Taxes
The Company recorded income tax expense of $0.6 million and an effective tax rate of 8.1% for the third quarter of 2024, compared to income tax expense of $0.2 million and an effective tax rate of 3.6% for the second quarter of 2024, and an income tax benefit of $0.4 million for the third quarter of 2023.

Loans and Credit Quality
Total loans as of September 30, 2024, were $4.0 billion, an increase of $74.7 million, or 1.9%, compared to June 30, 2024, and an increase of $300.8 million, or 8.1%, compared to September 30, 2023. Total commercial loan balances were $3.2 billion as of September 30, 2024, an increase of $75.5 million, or 2.4%, compared to June 30, 2024, and an increase of $295.2 million, or 10.2%, compared to September 30, 2023. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in investor commercial real estate, small business lending and construction balances. These items were partially offset by decreases in the public finance, healthcare finance and commercial and industrial portfolios. Quarter-end balances in the commercial and industrial and public finance portfolios were impacted by early payoffs. The increase in investor commercial real estate balances included loans with strong variable rate pricing that converted from construction loans upon project completion.

Total consumer loan balances were $803.4 million as of September 30, 2024, an increase of $2.9 million, or 0.4%, compared to June 30, 2024, and an increase of $16.9 million, or 2.1%, compared to September 30, 2023. The increase compared to the linked quarter was due primarily to a higher balance in the trailers portfolio, partially offset by declines in the residential mortgage and home equity portfolios.

Total delinquencies 30 days or more past due were 0.75% of total loans as of September 30, 2024, compared to 0.56% at June 30, 2024, and 0.22% as of September 30, 2023. The increase compared to the linked quarter was due primarily to an increase in delinquencies in franchise finance and small business lending loans. Nonperforming loans were 0.56% of total loans as of September 30, 2024, up from 0.33% as of June 30, 2024, and 0.16% as of September 30, 2023. Nonperforming loans totaled $22.5 million as of September 30, 2024, up from $13.0 million as of June 30, 2024, and up from $5.9 million as of September 30, 2023. The increase in nonperforming loans at the end of the third quarter of 2024 was due primarily to franchise finance and small business lending loans that were placed on nonaccrual during the quarter. At quarter end, there were $10.1 million of specific reserves held against the balance of nonperforming loans.

The allowance for credit losses (“ACL”) as a percentage of total loans was 1.13% as of September 30, 2024, compared to 1.10% as of June 30, 2024, and 0.98% as of September 30, 2023. The increase in the ACL reflects growth and higher coverage ratios in certain loan portfolios, as well as additional reserves related to small business lending and franchise finance, partially offset by the positive impact of economic data on forecasted loss rates and qualitative factors on other portfolios.
Net charge-offs of $1.5 million were recognized during the third quarter of 2024, resulting in net charge-offs to average loans of 0.15%, compared to $1.4 million, or 0.14%, for the second quarter of 2024, and $1.5 million, or 0.16%, for the third quarter of 2023. Net charge-offs in the third quarter of 2024 were driven primarily by small business lending.
The provision for credit losses in the third quarter of 2024 was $3.4 million, compared to $4.0 million for the second quarter of 2024 and $1.9 million for the third quarter of 2023. The provision for the third quarter of 2024 was driven primarily by growth and changes in the loan composition, net charge-offs and an increase in reserves related to franchise finance and small business lending, partially offset by the positive impact of economic forecasts and adjustments to qualitative factors on other portfolios.

Capital
As of September 30, 2024, total shareholders’ equity was $385.1 million, an increase of $13.2 million, or 3.5%, compared to June 30, 2024, and an increase of $37.4 million, or 10.8%, compared to September 30, 2023. The increase in total shareholders’ equity during the third quarter compared to the linked quarter was due primarily to the net income earned during the quarter and a decrease in accumulated other comprehensive loss. Book value per common share increased to $44.43 as of September 30, 2024, up from $42.91 as of June 30, 2024, and $40.11 as of September 30, 2023. Tangible book value per share was $43.89 as of September 30, 2024, up from $42.37 as of June 30, 2024, and $39.57 as of September 30, 2023.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of September 30, 2024.

	As of September 30, 2024
	Company	Bank

Total shareholders’ equity to assets	6.61%	7.95%
Tangible common equity to tangible assets [1]	6.54%	7.87%
Tier 1 leverage ratio [2]	7.13%	8.53%
Common equity tier 1 capital ratio [2]	9.37%	11.22%
Tier 1 capital ratio [2]	9.37%	11.22%
Total risk-based capital ratio [2]	12.79%	12.34%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, October 24, 2024, to discuss its quarterly financial results. The call can be accessed via telephone at (888) 259-6580; access code: 59135394. A recorded replay can be accessed through November 24, 2024, by dialing (877) 674-7070; access code: 135394#.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $5.8 billion as of September 30, 2024. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “enhance,” “estimate,” “expanding,” “expect,” “going forward,” “growth,” ”improve,” “increase,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “stable,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, adjusted total revenue, adjusted noninterest income, adjusted noninterest expense, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	PANBlast
Director of Corporate Administration	Zach Weismiller
(317) 428-4628	firstib@panblastpr.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income	$6,990	5,775	$3,409	$17,946	$4,274

Per share and share information
Earnings per share - basic	$0.80	$0.67	$0.39	$2.07	$0.48
Earnings per share - diluted	0.80	0.67	0.39	2.05	0.48
Dividends declared per share	0.06	0.06	0.06	0.18	0.18
Book value per common share	44.43	42.91	40.11	44.43	40.11
Tangible book value per common share [1]	43.89	42.37	39.57	43.89	39.57
Common shares outstanding	8,667,894	8,667,894	8,669,673	8,667,894	8,669,673
Average common shares outstanding:
Basic	8,696,634	8,594,315	8,744,385	8,688,304	8,889,532
Diluted	8,768,731	8,656,215	8,767,217	8,756,544	8,907,748
Performance ratios
Return on average assets	0.50%	0.44%	0.26%	0.45%	0.12%
Return on average shareholders' equity	7.32%	6.28%	3.79%	6.42%	1.59%
Return on average tangible common equity [1]	7.41%	6.36%	3.84%	6.51%	1.61%
Net interest margin	1.62%	1.67%	1.39%	1.65%	1.55%
Net interest margin - FTE [1,2]	1.70%	1.76%	1.49%	1.74%	1.66%
Capital ratios [3]
Total shareholders' equity to assets	6.61%	6.96%	6.73%	6.61%	6.73%
Tangible common equity to tangible assets [1]	6.54%	6.88%	6.64%	6.54%	6.64%
Tier 1 leverage ratio	7.13%	7.24%	7.32%	7.13%	7.32%
Common equity tier 1 capital ratio	9.37%	9.47%	9.56%	9.37%	9.56%
Tier 1 capital ratio	9.37%	9.47%	9.56%	9.37%	9.56%
Total risk-based capital ratio	12.79%	13.13%	13.13%	12.79%	13.13%
Asset quality
Nonperforming loans	$22,478	$12,978	$5,885	$22,478	$5,885
Nonperforming assets	22,944	13,055	6,069	22,944	6,069
Nonperforming loans to loans	0.56%	0.33%	0.16%	0.56%	0.16%
Nonperforming assets to total assets	0.39%	0.24%	0.12%	0.39%	0.12%
Allowance for credit losses - loans to:
Loans	1.13%	1.10%	0.98%	1.13%	0.98%
Nonperforming loans	203.4%	334.5%	619.4%	203.4%	619.4%
Net charge-offs to average loans	0.15%	0.14%	0.16%	0.12%	0.38%
Average balance sheet information
Loans	$4,022,196	$3,930,976	$3,700,410	$3,947,885	$3,643,156
Total securities	792,409	744,537	622,220	746,985	604,026
Other earning assets	526,384	469,045	653,375	476,697	499,835
Total interest-earning assets	5,348,153	5,150,305	4,976,667	5,176,852	4,751,104
Total assets	5,523,910	5,332,776	5,137,474	5,355,491	4,905,910
Noninterest-bearing deposits	113,009	116,939	127,540	114,425	126,647
Interest-bearing deposits	4,384,078	4,172,976	3,911,696	4,182,094	3,680,746
Total deposits	4,497,087	4,289,915	4,039,236	4,296,519	3,807,393
Shareholders' equity	380,061	369,825	356,701	373,111	359,405

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	September 30, 2024	June 30, 2024	September 30, 2023
Assets
Cash and due from banks	$6,539	$6,162	$3,595
Interest-bearing deposits	705,940	390,624	517,610
Securities available-for-sale, at fair value	575,257	488,572	450,827
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	263,320	270,349	231,928
Loans held-for-sale	32,996	19,384	31,669
Loans	4,035,880	3,961,146	3,735,068
Allowance for credit losses - loans	(45,721)	(43,405)	(36,452)
Net loans	3,990,159	3,917,741	3,698,616
Accrued interest receivable	27,750	28,118	23,761
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	41,111	40,834	40,619
Premises and equipment, net	72,150	72,516	74,197
Goodwill	4,687	4,687	4,687
Servicing asset	14,662	13,009	9,579
Other real estate owned	251	—	106
Accrued income and other assets	60,087	62,956	53,479
Total assets	$5,823,259	$5,343,302	$5,169,023

Liabilities
Noninterest-bearing deposits	$111,591	$126,438	$125,265
Interest-bearing deposits	4,686,119	4,147,484	3,958,280
Total deposits	4,797,710	4,273,922	4,083,545
Advances from Federal Home Loan Bank	515,000	575,000	614,933
Subordinated debt	105,071	104,993	104,761
Accrued interest payable	2,808	3,419	2,968
Accrued expenses and other liabilities	17,541	14,015	15,072
Total liabilities	5,438,130	4,971,349	4,821,279
Shareholders' equity
Voting common stock	185,631	185,175	185,085
Retained earnings	223,824	217,365	203,856
Accumulated other comprehensive loss	(24,326)	(30,587)	(41,197)
Total shareholders' equity	385,129	371,953	347,744
Total liabilities and shareholders' equity	$5,823,259	$5,343,302	$5,169,023

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest income
Loans	$59,792	$57,094	$48,898	$172,321	$139,647
Securities - taxable	6,953	6,476	4,301	19,123	11,742
Securities - non-taxable	1,042	970	912	2,981	2,570
Other earning assets	7,203	6,421	8,904	19,691	19,211
Total interest income	74,990	70,961	63,015	214,116	173,170
Interest expense
Deposits	47,415	44,495	40,339	134,039	102,285
Other borrowed funds	5,810	5,139	5,298	16,251	15,788
Total interest expense	53,225	49,634	45,637	150,290	118,073
Net interest income	21,765	21,327	17,378	63,826	55,097
Provision for credit losses	3,390	4,031	1,946	9,869	13,059
Net interest income after provision for credit losses	18,375	17,296	15,432	53,957	42,038
Noninterest income
Service charges and fees	245	246	208	711	635
Loan servicing revenue	1,570	1,470	1,064	4,363	2,699
Loan servicing asset revaluation	(846)	(829)	(257)	(2,109)	(670)
Mortgage banking activities	—	—	—	—	76
Gain on sale of loans	9,933	8,292	5,569	24,761	14,498
Other	1,127	1,854	823	3,683	1,486
Total noninterest income	12,029	11,033	7,407	31,409	18,724
Noninterest expense
Salaries and employee benefits	13,456	12,462	11,767	37,714	34,267
Marketing, advertising and promotion	548	609	500	1,893	2,049
Consulting and professional fees	902	1,022	552	2,777	2,189
Data processing	675	606	701	1,845	1,880
Loan expenses	1,524	1,597	1,336	4,566	4,385
Premises and equipment	2,918	3,154	2,315	8,898	7,753
Deposit insurance premium	1,219	1,172	1,067	3,536	2,546
Other	1,552	1,714	1,518	4,924	4,311
Total noninterest expense	22,794	22,336	19,756	66,153	59,380
Income before income taxes	7,610	5,993	3,083	19,213	1,382
Income tax provision (benefit)	620	218	(326)	1,267	(2,892)
Net income	$6,990	$5,775	$3,409	$17,946	$4,274

Per common share data
Earnings per share - basic	$0.80	$0.67	$0.39	$2.07	$0.48
Earnings per share - diluted	$0.80	$0.67	$0.39	$2.05	$0.48
Dividends declared per share	$0.06	$0.06	$0.06	$0.18	$0.18
All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$4,029,360	$59,792	5.90%	$3,936,723	$57,094	5.83%	$3,701,072	$48,898	5.24%
Securities - taxable	713,992	6,953	3.87%	670,502	6,476	3.88%	550,208	4,301	3.10%
Securities - non-taxable	78,417	1,042	5.29%	74,035	970	5.27%	72,012	912	5.02%
Other earning assets	526,384	7,203	5.44%	469,045	6,421	5.51%	653,375	8,904	5.41%
Total interest-earning assets	5,348,153	74,990	5.58%	5,150,305	70,961	5.54%	4,976,667	63,015	5.02%
Allowance for credit losses - loans	(44,572)			(41,362)			(35,601)
Noninterest-earning assets	220,329			223,833			196,408
Total assets	$5,523,910			$5,332,776			$5,137,474

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$511,446	$2,880	2.24%	$474,124	$2,567	2.18%	$387,517	$2,131	2.18%
Savings accounts	22,774	48	0.84%	22,987	48	0.84%	26,221	56	0.85%
Money market accounts	1,224,680	12,980	4.22%	1,243,011	13,075	4.23%	1,230,746	12,537	4.04%
Fintech - brokered deposits	153,012	1,682	4.37%	119,662	1,299	4.37%	31,891	348	4.33%
Certificates and brokered deposits	2,472,166	29,825	4.80%	2,313,192	27,506	4.78%	2,235,321	25,267	4.48%
Total interest-bearing deposits	4,384,078	47,415	4.30%	4,172,976	44,495	4.29%	3,911,696	40,339	4.09%
Other borrowed funds	620,032	5,810	3.73%	652,176	5,139	3.17%	719,655	5,298	2.92%
Total interest-bearing liabilities	5,004,110	53,225	4.23%	4,825,152	49,634	4.14%	4,631,351	45,637	3.91%
Noninterest-bearing deposits	113,009			116,939			127,540
Other noninterest-bearing liabilities	26,730			20,860			21,882
Total liabilities	5,143,849			4,962,951			4,780,773
Shareholders' equity	380,061			369,825			356,701
Total liabilities and shareholders' equity	$5,523,910			$5,332,776			$5,137,474

Net interest income		$21,765			$21,327			$17,378

Interest rate spread			1.35%			1.40%			1.11%
Net interest margin			1.62%			1.67%			1.39%
Net interest margin - FTE [2,3]			1.70%			1.76%			1.49%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,953,170	$172,321	5.82%	$3,647,243	$139,647	5.12%
Securities - taxable	670,728	19,123	3.81%	531,197	11,742	2.96%
Securities - non-taxable	76,257	2,981	5.22%	72,829	2,570	4.72%
Other earning assets	476,697	19,691	5.52%	499,835	19,211	5.14%
Total interest-earning assets	5,176,852	214,116	5.52%	4,751,104	173,170	4.87%
Allowance for credit losses - loans	(41,526)			(35,784)
Noninterest-earning assets	220,165			190,590
Total assets	$5,355,491			$4,905,910

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$467,054	$7,538	2.16%	$360,573	$4,540	1.68%
Savings accounts	22,760	144	0.85%	31,494	202	0.86%
Money market accounts	1,228,538	38,727	4.21%	1,293,728	37,151	3.84%
Fintech - brokered deposits	119,470	3,912	4.37%	23,246	716	4.12%
Certificates and brokered deposits	2,344,272	83,718	4.77%	1,971,705	59,676	4.05%
Total interest-bearing deposits	4,182,094	134,039	4.28%	3,680,746	102,285	3.72%
Other borrowed funds	662,824	16,251	3.28%	719,577	15,788	2.93%
Total interest-bearing liabilities	4,844,918	150,290	4.14%	4,400,323	118,073	3.59%
Noninterest-bearing deposits	114,425			126,647
Other noninterest-bearing liabilities	23,037			19,535
Total liabilities	4,982,380			4,546,505
Shareholders' equity	373,111			359,405
Total liabilities and shareholders' equity	$5,355,491			$4,905,910

Net interest income		$63,826			$55,097

Interest rate spread			1.38%			1.28%
Net interest margin			1.65%			1.55%
Net interest margin - FTE [2,3]			1.74%			1.66%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	September 30, 2024		June 30, 2024		September 30, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$111,199	2.8%	$115,585	2.9%	$114,265	3.1%
Owner-occupied commercial real estate	56,461	1.4%	58,089	1.5%	58,486	1.6%
Investor commercial real estate	260,614	6.5%	188,409	4.8%	129,831	3.5%
Construction	340,954	8.4%	328,922	8.3%	252,105	6.7%
Single tenant lease financing	932,148	23.1%	927,462	23.4%	933,873	25.0%
Public finance	462,730	11.5%	486,200	12.3%	535,960	14.3%
Healthcare finance	190,287	4.7%	202,079	5.1%	235,622	6.3%
Small business lending	298,645	7.4%	270,129	6.8%	192,996	5.2%
Franchise finance	550,442	13.6%	551,133	13.9%	455,094	12.2%
Total commercial loans	3,203,480	79.4%	3,128,008	79.0%	2,908,232	77.9%

Consumer loans
Residential mortgage	378,701	9.4%	382,549	9.7%	393,501	10.5%
Home equity	20,264	0.5%	21,405	0.5%	23,544	0.6%
Trailers	205,230	5.1%	197,738	5.0%	186,424	5.0%
Recreational vehicles	150,378	3.7%	150,151	3.8%	140,205	3.8%
Other consumer loans	48,780	1.2%	48,638	1.2%	42,822	1.1%
Total consumer loans	803,353	19.9%	800,481	20.2%	786,496	21.0%

Net deferred loan fees, premiums, discounts and other [1]	29,047	0.7%	32,657	0.8%	40,340	1.1%

Total loans	$4,035,880	100.0%	$3,961,146	100.0%	$3,735,068	100.0%

	September 30, 2024		June 30, 2024		September 30, 2023
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$111,591	2.3%	$126,438	3.0%	$125,265	3.1%
Interest-bearing demand deposits	538,484	11.2%	480,141	11.2%	374,915	9.2%
Savings accounts	21,712	0.5%	22,619	0.5%	23,811	0.6%
Money market accounts	1,230,707	25.7%	1,222,197	28.6%	1,222,511	29.9%
Fintech - brokered deposits	211,814	4.4%	140,180	3.3%	41,884	1.0%
Certificates of deposits	2,110,618	44.0%	1,829,644	42.8%	1,624,447	39.8%
Brokered deposits	572,784	11.9%	452,703	10.6%	670,712	16.4%
Total deposits	$4,797,710	100.0%	$4,273,922	100.0%	$4,083,545	100.0%

1 Includes carrying value adjustments of $24.1 million, $25.6 million and $29.0 million related to terminated interest rate swaps associated with public finance loans as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total equity - GAAP	$385,129	$371,953	$347,744	$385,129	$347,744
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$380,442	$367,266	$343,057	$380,442	$343,057

Total assets - GAAP	$5,823,259	$5,343,302	$5,169,023	$5,823,259	$5,169,023
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,818,572	$5,338,615	$5,164,336	$5,818,572	$5,164,336

Common shares outstanding	8,667,894	8,667,894	8,669,673	8,667,894	8,669,673

Book value per common share	$44.43	$42.91	$40.11	$44.43	$40.11
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$43.89	$42.37	$39.57	$43.89	$39.57

Total shareholders' equity to assets	6.61%	6.96%	6.73%	6.61%	6.73%
Effect of goodwill	(0.07%)	(0.08%)	(0.09%)	(0.07%)	(0.09%)
Tangible common equity to tangible assets	6.54%	6.88%	6.64%	6.54%	6.64%

Total average equity - GAAP	$380,061	$369,825	$356,701	$373,111	$359,405
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$375,374	$365,138	$352,014	$368,424	$354,718

Return on average shareholders' equity	7.32%	6.28%	3.79%	6.42%	1.59%
Effect of goodwill	0.09%	0.08%	0.05%	0.09%	0.02%
Return on average tangible common equity	7.41%	6.36%	3.84%	6.51%	1.61%

Total interest income	$74,990	$70,961	$63,015	$214,116	$173,170
Adjustments:
Fully-taxable equivalent adjustments [1]	1,133	1,175	1,265	3,498	3,995
Total interest income - FTE	$76,123	$72,136	$64,280	$217,614	$177,165

Net interest income	$21,765	$21,327	$17,378	$63,826	$55,097
Adjustments:
Fully-taxable equivalent adjustments [1]	1,133	1,175	1,265	3,498	3,995
Net interest income - FTE	$22,898	$22,502	$18,643	$67,324	$59,092

Net interest margin	1.62%	1.67%	1.39%	1.65%	1.55%
Effect of fully-taxable equivalent adjustments [1]	0.08%	0.09%	0.10%	0.09%	0.11%
Net interest margin - FTE	1.70%	1.76%	1.49%	1.74%	1.66%

1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total revenue - GAAP	$33,794	$32,360	$24,785	$95,235	$73,821
Adjustments:
Mortgage-related revenue	—	—	—	—	(65)
Adjusted total revenue	$33,794	$32,360	$24,785	$95,235	$73,756

Noninterest income - GAAP	$12,029	$11,033	$7,407	$31,409	$18,724
Adjustments:
Mortgage-related revenue	—	—	—	—	(65)
Adjusted noninterest income	$12,029	$11,033	$7,407	$31,409	$18,659

Noninterest expense - GAAP	$22,794	$22,336	$19,756	$66,153	$59,380
Adjustments:
Mortgage-related costs	—	—	—	—	(3,052)
IT termination fees	—	(452)	—	(452)	—
Anniversary expenses	—	(120)	—	(120)	—
Adjusted noninterest expense	$22,794	$21,764	$19,756	$65,581	$56,328

Income before income taxes - GAAP	$7,610	$5,993	$3,083	$19,213	$1,382
Adjustments:[1]
Mortgage-related revenue	—	—	—	—	(65)
Mortgage-related costs	—	—	—	—	3,052
Partial charge-off of C&I participation loan	—	—	—	—	6,914
IT termination fees	—	452	—	452	—
Anniversary expenses	—	120	—	120	—
Adjusted income before income taxes	$7,610	$6,565	$3,083	$19,785	$11,283

Income tax provision (benefit) - GAAP	$620	$218	$(326)	$1,267	$(2,892)
Adjustments:[1]
Mortgage-related revenue	—	—	—	—	(14)
Mortgage-related costs	—	—	—	—	641
Partial charge-off of C&I participation loan	—	—	—	—	1,452
IT termination fees	—	95	—	95	—
Anniversary expenses	—	25	—	25	—
Adjusted income tax provision (benefit)	$620	$338	$(326)	$1,387	$(813)

Net income - GAAP	$6,990	$5,775	$3,409	$17,946	$4,274
Adjustments:
Mortgage-related revenue	—	—	—	—	(51)
Mortgage-related costs	—	—	—	—	2,411
Partial charge-off of C&I participation loan	—	—	—	—	5,462
IT termination fees	—	357	—	357	—
Anniversary expenses	—	95	—	95	—
Adjusted net income	$6,990	$6,227	$3,409	$18,398	$12,096
[1]Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Diluted average common shares outstanding	8,768,731	8,656,215	8,767,217	8,756,544	8,907,748

Diluted earnings per share - GAAP	$0.80	$0.67	$0.39	$2.05	$0.48
Adjustments:
Effect of mortgage-related revenue	—	—	—	—	(0.01)
Effect of mortgage-related costs	—	—	—	—	0.27
Effect of partial charge-off of C&I participation loan	—	—	—	—	0.61
Effect of IT termination fees	—	0.04	—	0.04	—
Effect of anniversary expenses	—	0.01	—	0.01	—
Adjusted diluted earnings per share	$0.80	$0.72	$0.39	$2.10	$1.35

Return on average assets	0.50%	0.44%	0.26%	0.45%	0.12%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	0.00%
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	0.07%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	0.15%
Effect of IT termination fees	0.00%	0.03%	0.00%	0.01%	0.00%
Effect of anniversary expenses	0.00%	0.01%	0.00%	0.00%	0.00%
Adjusted return on average assets	0.50%	0.48%	0.26%	0.46%	0.34%

Return on average shareholders' equity	7.32%	6.28%	3.79%	6.42%	1.59%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	(0.02%)
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	0.90%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	2.03%
Effect of IT termination fees	0.00%	0.39%	0.00%	0.13%	0.00%
Effect of anniversary expenses	0.00%	0.10%	0.00%	0.03%	0.00%
Adjusted return on average shareholders' equity	7.32%	6.77%	3.79%	6.58%	4.50%

Return on average tangible common equity	7.41%	6.36%	3.84%	6.51%	1.61%
Effect of mortgage-related revenue	0.00%	0.00%	0.00%	0.00%	(0.02%)
Effect of mortgage-related costs	0.00%	0.00%	0.00%	0.00%	0.91%
Effect of partial charge-off of C&I participation loan	0.00%	0.00%	0.00%	0.00%	2.06%
Effect of IT termination fees	0.00%	0.39%	0.00%	0.13%	0.00%
Effect of anniversary expenses	0.00%	0.10%	0.00%	0.03%	0.00%
Adjusted return on average tangible common equity	7.41%	6.85%	3.84%	6.67%	4.56%